FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C.  20549


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  June 19, 1997



                           JEFFERSON BANKSHARES, INC.
             (Exact name of registrant as specified in its charter)



          Virginia                       0-9101                 54-1104491
(State of other jurisdiction           (Commission             (IRS Employer
    of incorporation)                  File Number)        Identification No.)



                              123 East Main Street
                        Charlottesville, Virginia  22902
                    (Address of principal executive offices)



      Registrant's telephone number, including area code:  (804) 972-1100



Item 5.  Other Events

     On June 9, 1997, Jefferson Bankshares, Inc., a Virginia corporation (the "Company") and Wachovia Corporation, a North Carolina corporation ("Wachovia"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, subject to the terms and conditions specified therein, the Company will merge, on a tax free basis, with and into Wachovia. The Merger Agreement provides that each outstanding share of common stock, par value $2.50 per share, of Registrant will be converted into .625 shares of common stock, par value $5.00 per share, of Wachovia.

     In connection with the Merger Agreement, the Company granted Wachovia an option to purchase up to 2,770,000 shares of the common stock of the Company pursuant to a Stock Option Agreement dated as of June 10, 1997. The option becomes exercisable upon the occurrence of certain events, none of which has occurred at the time of this filing.


Item 7.  Financial Statements and Exhibits


     (a)  Financial Statements.

          Not Applicable.

     (b)  Pro Forma Financial Information

          Not Applicable.

     (c)  Exhibits.

          (i) Agreement and Plan of Merger, dated as of June 9, 1997, by and between Wachovia Corporation and Jefferson Bankshares, Inc.

         (ii) Stock Option Agreement, dated as of June 10, 1997, by and between Wachovia Corporation and Jefferson Bankshares, Inc.

         (iii) Press release dated June 10, 1997, announcing the proposed merger of Jefferson Bankshares, Inc. with and into Wachovia Corporation.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           JEFFERSON BANKSHARES, INC.
                                           (Registrant)



                                           By:  /s/ O. Kenton McCartney
                                                -----------------------
                                                    O. Kenton McCartney
                                                    President and
                                                    Chief Executive Officer



Dated:  June 19, 1997



                                 EXHIBIT INDEX


Exhibit                                                                  Page

  10.1 Agreement and Plan of Merger, dated as of June 9, 1997, by and between Wachovia Corporation and Jefferson
           Bankshares, Inc.

  10.2 Stock Option Agreement, dated as of June 10, 1997, by and between Wachovia Corporation and Jefferson Bankshares, Inc.

  99 Press release dated June 10, 1997, announcing the proposed merger of Jefferson Bankshares, Inc. with and into Wachovia Corporation.